EXHIBIT 21.1


                 Subsidiaries of the Registrant


     Set forth below is a listing, by name and jurisdiction of incorporation, of each corporation which is, as of the date of this Report, a subsidiary of the Registrant. Unless otherwise indicated, each such corporation is a 100% owned subsidiary of the Registrant.


1)   Allied Metals, Inc., a Texas corporation.

2)   APPCO Process Equipment Company, a North Carolina corporation.

3)   Aspen Water Products, Inc., a Texas corporation.

4) Atlantic Pump & Equipment Company of Miami, Inc., a Florida corporation.

5) Atlantic Pump and Equipment Co. of Puerto Rico, a Puerto Rico corporation.

6) Atlantic Pump & Equipment Company of West Palm Beach, Inc., a Florida corporation.

7)   Carolina Pump & Supply Corp., a Rhode Island corporation.

8)   Chad Supply, Inc., a Florida corporation.

9)   Coastal Wholesale, Inc., a Florida corporation.

10)  Dominion Pipe & Supply Co., a Virginia corporation.

11)  Dominion Pipe Fabricators, Incorporated, a Virginia corporation.

12)  Douglas Leonhardt & Associates, Inc., a North Carolina corporation.

13)  ELASCO Agency Sales, Inc., an Illinois corporation.

14)  Elec-Tel Supply Company, a Georgia corporation.

15)  Electric Laboratories and Sales Corporation, a Delaware corporation.

16)  FIFE/Florida Electric Supply, Inc., a Florida corporation.

17)  Florida Electric Supply, Inc., a Florida corporation.

18)  Florida Pipe & Supply Company, a Florida corporation.

19)  Full Circle Transport, Inc., a Florida corporation.

20)  Gayle Supply Company, Inc., an Alabama corporation.

21)  Gilleland Concrete Products, Inc., a Georgia corporation.

22)  GPEC, Inc., a Texas corporation.

23)  H Venture Corp., a Florida corporation.

24)  HHH, Inc., a Delaware corporation.

25)  HSI Acquisition Corporation, an Ohio corporation.

26)  HSI Corp., a Delaware corporation.

27)  HSI Fusion Services, Inc., a Florida corporation.

28)  Hughes Supply FSC, Inc., a Barbados corporation.

29)  Hughes Supply Management Services, Inc., a Delaware corporation.

30)  Hughes Water & Sewer Company, a West Virginia corporation.

31)  International Supply Company, Inc., a Texas corporation.

32)  J.I. Services Corporation, a Florida corporation.

33)  J & J, Inc., a Georgia corporation.

34)  JuNo Industries, Inc., a Florida corporation.

35)  Kamen Merger Corp., a Kansas corporation.

36)  L & T of Delaware, Inc., a Delaware corporation.

37)  Merex Corporation, a Texas corporation.

38) Merex De Mexico, Sociedad Anonima De Capital Variable, a Mexico corporation, 75% owned.

39) Merex Diesel Power, Sociedad Anonima De Capital Variable, a Mexico corporation, 75% owned.

40)  Metals Incorporated, an Oklahoma corporation.

41)  Metals, Inc. - Gulf Coast Division, an Oklahoma corporation.

42)  Mills & Lupton Supply Company, a Tennessee corporation.

43)  Moore Electric Supply, Inc., a North Carolina corporation.

44)  Mountain Country Supply, Inc., an Arizona corporation.

45)  Olander & Brophy, Inc., a Pennsylvania corporation.

46)  One Stop Supply, Inc., a Tennessee corporation.

47)  Paine Supply of Jackson, Inc., a Mississippi corporation.

48)  Palm Pool Products, Inc., a Michigan corporation.

49)  Panhandle Pipe & Supply Co., Inc., a West Virginia corporation.

50)  Port City Electrical Supply, Inc., a Georgia corporation.

51)  R & G Plumbing Supply, Inc., an Alabama corporation.

52)  San Antonio Plumbing Distributors, Inc., a Texas corporation.

53)  Shrader Holding Company, Inc., an Arkansas corporation.

54)  Southwest Stainless, L.P., a Delaware corporation.

55)  Stainless Tubular Products, Inc., an Oklahoma corporation.

56)  Sunbelt Supply Company, a Texas corporation.

57)  Union Merger Corporation, a North Carolina corporation.

58)  USCO Incorporated, a North Carolina corporation.

59)  U.S. Fusion Services, Inc., a Louisiana corporation.

60)  Virginia Water & Waste Supply Company, Inc., a Virginia corporation.

61)  WCC Merger Corporation, a Georgia corporation.

62)  Wholesale Electric Supply Corporation, a New York corporation.

63)  Z&L Acquisition Corp., a Delaware corporation.

64)  Z&L Acquisition Corp. Of Delaware, Inc., a Delaware corporation.